Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Clear Street Group Inc. of our report dated November 4, 2025, relating to the consolidated financial statements of Clear Street Group Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings “Experts” and “Change in Independent Registered Public Accounting Firm” in such Prospectus.

/s/ RSM US LLP

New York, New York

January 20, 2026